Exhibit 23.3







           ACKNOWLEDGMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We acknowledge the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of our report dated March 18, 2001, which appears on page 3 of the Quarterly Report on Form 10-Q of Equitex, Inc. for the quarter ended March 31, 2001.


/s/ Gelfond Hochstadt Pangburn, P.C.
GELFOND HOCHSTADT PANGBURN, P.C.

Denver, Colorado
July 19, 2001